                                                                     EXHIBIT 1.2


                       NORTEL NETWORKS CAPITAL CORPORATION

                        [Title of Security or Securities]

                        TERMS AND UNDERWRITING AGREEMENT

Nortel Networks Capital Corporation
Nortel Networks Plaza
200 Athens Way
Nashville, Tennessee
37228-1397
U.S.A.

Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario
L6T 5P6
Canada

Ladies and Gentlemen:

         We (the "Representative") understand that Nortel Networks Capital Corporation, a Delaware corporation (the "Corporation"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters") (i) the principal amount of its guaranteed debt securities (the "Debt Securities"), if any, identified in Schedule I hereto (the "Underwritten Debt Securities") and/or (ii) the warrants (the "Warrants"), if any, identified in Schedule I hereto (the "Underwritten Warrants") to purchase the aggregate principal amount of the Debt Securities identified in Schedule I hereto (the "Warrant Securities"). The Debt Securities will be unconditionally and irrevocably guaranteed (the "Guarantees") by Nortel Networks Limited, a Canadian corporation (the "Guarantor"), as to all amounts of principal and premium, if any, and interest, if any, thereof and therein due. If such Debt Securities and Warrants are being issued together in units, such units are referred to herein as the "Underwritten Units". The Underwritten Debt Securities, if any, the Underwritten Warrants, if any, and the Underwritten Units, if any, are hereinafter referred to as the "Underwritten Securities".

         All the provisions contained in the document constituting Annex A entitled "Nortel Networks Capital Corporation-Underwriting Agreement Basic Provisions" are incorporated herein in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, at the respective purchase price set forth in Schedule I hereto, the principal amount of the Underwritten Debt Securities and/or the number of Underwritten Warrants and/or the number of Underwritten Units set forth opposite their respective names in Schedule II hereto.

         The Corporation acknowledges that the statements set forth in the last paragraph on the cover page, the information with respect to stabilization and over-allotment on the inside front cover page and under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus Supplement, and we, as the Representative, confirm that such statements are correct.

         If the firm or firms identified as Underwriters include only the firm or firms identified as the Representative, then the terms Underwriters and Representative shall each be deemed to refer to such firm or firms.

         Please accept this offer no later than 4:00 P.M. on     , by signing
a copy of this Terms Agreement in the space set forth below and returning the signed copy to us or by sending us a written acceptance in the following form:

         "We hereby accept your offer, set forth in the Terms Agreement, dated , to purchase the Underwritten Securities on the terms set forth therein."

                                     Very truly yours,
                                     [Name(s) of Representative
                                     and addresses for purposes of
                                     notices]


                                     By [Name of Representative]
                                     By
                                       -----------------------------------------
                                     Acting severally and on
                                     behalf of itself and the
                                     several Underwriters


Accepted:
NORTEL NETWORKS LIMITED,
solely in its capacity as Guarantor

By:
     ---------------------------------------------
     Title:


By:
     ---------------------------------------------
     Title:

NORTEL NETWORKS CAPITAL CORPORATION

By:
     ---------------------------------------------
     Title:

                                              SCHEDULE I TO TERMS AGREEMENT


[Description of Debt Securities:

         Title:

         Principal amount (including currency or composite currency):

         If Debt Securities are not to be purchased with Warrants as units, purchase price (include accrued interest or amortization, if any), currency, public offering price, if any, and underwriting discount:

         Sinking fund provisions:

         Redemption provisions:

         Closing Location:

         Other provisions:]

[Description of Warrants:

         Title of Warrants:

         Number:

         If Warrants are not to be purchased with Debt Securities as units, purchase price, currency, public offering price, if any, and underwriting discount:

         Warrant Agent:

         Warrant Agreement:

         Warrant exercise price and currency:

         Principal amount (including currency or composite currency) of Warrant Securities issuable upon exercise of one Warrant:

         Date after which Warrants may be exercised:

         Expiration date:

         Closing Location:

         Other provisions:]




                                  Schedule I-1

[Description of Underwritten Units:

         Purchase price and currency:

         Public offering price, if any, and commissions:

         Detachable date (if applicable):

         Closing Location:

         Other provisions:]

[Description of Warrant Securities:

         Title Principal amount (including currency or composite currency):

         Sinking fund provisions:

         Redemption provisions:

         Other provisions:]


                                  Schedule I-2

                                                  SCHEDULE II TO TERMS AGREEMENT


                               Principal Amount            Number of                Number of
                               of Underwritten            Underwritten             Underwritten
                               Debt Securities            Warrants to              Units to be
                               to be Purchased            be Purchased              Purchased
         Underwriter               (if any)                 (if any)                 (if any)
------------------------------------------------------------------------------------------------












Total

                                  Schedule II-1

                                                      ANNEX A TO TERMS AGREEMENT


                       NORTEL NETWORKS CAPITAL CORPORATION

                     UNDERWRITING AGREEMENT BASIC PROVISIONS

1.       INTRODUCTION

(a) The Corporation proposes to issue and sell certain of its debt securities, issuable under an indenture dated as of December 15, 2000, (the "Indenture") among the Corporation, the Guarantor and Citibank, N.A., as trustee (the "Trustee"), and/or certain of its warrants to purchase debt securities issuable pursuant to the warrant agreement (the "Warrant Agreement") identified in the Terms Agreement (as hereinafter defined) (such debt securities and warrants being sometimes collectively referred to herein as the "Securities"), in one or more offerings on terms determined at the time of sale. Such debt securities and warrants may be issued separately or together in units.

(b) The terms with respect to the purchase of the Securities from the Corporation by the several underwriters (the "Underwriters") listed in the applicable terms agreement entered into between the Representative (defined below), on behalf of such Underwriters, the Corporation and the Guarantor (the "Terms Agreement"), to which these Underwriting Agreement Basic Provisions constitute Annex A, are set forth in the Terms Agreement, which together with the provisions hereof incorporated therein by reference, is sometimes herein referred to as the "Agreement". The Securities to be purchased in any such offering are hereinafter referred to as the "Underwritten Securities", and any firm or firms acting as representatives of such Underwriters are herein referred to as the "Representatives". Terms defined in the Terms Agreement are used herein as therein defined.

2.       REGISTRATION STATEMENT AND COMPLIANCE WITH APPLICABLE LAW

         Each of the Corporation and the Guarantor represents and warrants to and agrees with each Underwriter that:

(a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Corporation and the Guarantor in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has become effective. As used in this
         Agreement: (i) "Registration Statement" means such registration statement (including all documents incorporated therein by reference), as amended at the date of the Terms Agreement; (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus, together with any amendments or supplements thereto (including in each case all documents incorporated therein by reference) specifically related to the Underwritten Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus

                                    Annex A-1
         and, to the Corporation's knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

(b) The Registration Statement, as amended, as of the time it became effective and as of the date of the Terms Agreement and the Prospectus complied and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document filed with the Commission after the date as of which this representation is being made) will comply, in all material respects, at all times during the period specified in Section 7(c) hereof and on the Delivery Date, with the provisions of the Act, the Rules and Regulations, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder; and the Indenture, including any amendments and supplements thereto pursuant to which the Underwritten Debt Securities will be issued, as of the time the Registration Statement became effective and as of the date of the Terms Agreement complies, and will comply during the period specified in Section 7(c) and on the Delivery Date (as hereinafter defined), with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder. The Registration Statement, as of the time it became effective and as of the date of the Terms Agreement, did not and will not at any time during the period specified in Section 7(c) hereof and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented as of the date of the Terms Agreement and at the time the Registration Statement became effective, did not and will not, at any time during the period specified in
         Section 7(c) and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Corporation and the Guarantor make no representation or warranty as to: (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee; or (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Corporation or the Guarantor through the Representative by or on behalf of any Underwriter specifically for use in connection with the preparation thereof.

3.       PURCHASE OF THE UNDERWRITTEN SECURITIES

(a) The obligation of the Underwriters to purchase, and the Corporation to sell, the Underwritten Securities is evidenced by a Terms Agreement delivered at the time the Corporation determines to sell the Underwritten Securities. The Terms Agreement specifies the firm or firms that will be the Underwriters, the principal amount or number of the Underwritten Securities to be purchased by each Underwriter, the purchase price or prices to be paid by the Underwriters for the Underwritten Securities, the public offering price or prices, if any, of the Underwritten Securities, and the Underwriters' compensation therefor and any terms of the Underwritten Securities not already specified in the Indenture or the Warrant Agreement, as the case may be. The Terms Agreement specifies any details of the terms of the offering which should be reflected in the supplement to the Basic Prospectus related to the offering of the Underwritten Securities.

                                    Annex A-2

(b) It is understood that, in making this Agreement, the Underwriters are contracting severally and not jointly, and that their several agreements to purchase the Underwritten Securities on the basis of the agreements and representations herein contained shall be several and not joint and shall apply only to the respective principal amounts or number of the Underwritten Securities to be purchased by them as provided herein.

(c) Each of the Underwriters shall not offer or sell, directly or indirectly, any Underwritten Securities in Canada or any province or territory thereof in contravention of the securities laws of Canada or any province or territory thereof or (ii) any jurisdiction in the United States other than to institutional investors or as otherwise permitted by state securities or blue sky laws.

(d) Each Underwriter shall send to any dealer who purchases from it any of the Underwritten Securities a notice stating in substance that, by purchasing such Underwritten Securities, such dealer represents that it has not offered or sold and shall not offer or sell, directly or indirectly, any of such Underwritten Securities in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that it shall deliver to any other dealer to whom it sells any of such Underwritten Securities a notice containing substantially the same statement as is contained in this sentence. It also undertakes not to distribute any offering material related to the Underwritten Securities in Canada. Each Underwriter and any dealer who purchases from it any of the Underwritten Securities may be required to furnish a certificate stating that it, or any such dealer, has complied with the restrictions set forth in this paragraph.

4.       DELIVERY OF THE UNDERWRITTEN SECURITIES

         The Corporation shall not be obligated to deliver any Underwritten Securities except upon payment for all Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

5.       DEFAULT IN PERFORMANCE BY UNDERWRITER

(a) If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated severally to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount or number, as the case may be, of Underwritten Securities set forth in the applicable column in
         Schedule II to the Terms Agreement to be purchased by each remaining non-defaulting Underwriter set forth in such column bears to the aggregate principal amount or number, as the case may be, of Underwritten Securities set forth in such column to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase, respectively, any Underwritten Debt Securities, Underwritten Warrants or Underwritten Units that constitute Underwritten Securities if the aggregate principal amount or number, as the case may be, of, respectively, such Underwritten Debt Securities, Underwritten Warrants or Underwritten Units which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total principal amount or number, as the case may be, of, respectively, such Underwritten Debt Securities,



                                    Annex A-3

         Underwritten Warrants or Underwritten Units. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or other underwriters satisfactory to the Representative, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Underwritten Securities.

(b) If the remaining non-defaulting Underwriters or other underwriters satisfactory to the Representative do not elect pursuant to the last sentence of the above paragraph to purchase the aggregate principal amount or number of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase that exceeds 10% of the total principal amount or number, as the case may be, of such Underwritten Debt Securities, Underwritten Warrants or Underwritten Units, this Agreement with respect to such Underwritten Debt Securities, Underwritten Warrants or Underwritten Units, as the case may be, shall terminate without liability on the part of any non-defaulting Underwriter, the Corporation or the Guarantor.

(c) Nothing contained in this Section 5 shall relieve a defaulting Underwriter of any liability it may have to the Corporation or the Guarantor and any non-defaulting Underwriter for damages caused by its default. If other underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting Underwriter, either the Representative, the Corporation or the Guarantor may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Corporation or the Guarantor or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

6.       UNDERWRITTEN SECURITIES

(a) Unless otherwise agreed, delivery of and payment for the Underwritten Securities shall be made at such location as may be agreed upon by the Representative and the Corporation (as set forth in Schedule I to the Terms Agreement) at 9:30 A.M., local time New York City, on the third business day following the date of the Terms Agreement, or at such other time and date as shall be agreed upon. This date and time are sometimes referred to as the "Delivery Date".

(b) On the Delivery Date, the Corporation shall deliver the Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Corporation of the purchase price by wire transfer to an account specified by the Corporation or other financial instrument payable in same day funds upon terms and conditions agreed to between the Corporation and the Representative.

(c) When delivered, the Underwritten Securities shall be in such form and in such permitted denominations as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Underwritten Securities, the Corporation shall make the Underwritten Securities available for inspection by the Representative in New York City not later than 2:00 P.M., local time New York City, on the business day prior to the Delivery Date, or at such other place and time as the parties may agree.

                                    Annex A-4

7.       OBLIGATIONS OF THE CORPORATION

(a) The Corporation shall furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and a copy of each amendment thereto (in each case together with all exhibits filed therewith) filed prior to or on the date of the Terms Agreement or related to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission.

(b) The Corporation shall deliver promptly to the Representative, without charge, such number of the following documents as the Representative may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits other than the Indenture, the Warrant Agreement and this Agreement); (ii) the Prospectus; and (iii) any documents incorporated by reference in the Prospectus; and the Corporation authorizes the Underwriters and all dealers to whom any Underwritten Securities may be offered or sold by the Underwriters to use such documents during the period referred to in Section 7(c) in connection with the sale of the Underwritten Securities in accordance with the applicable provisions of the Act and the Rules and Regulations; provided that the Corporation shall be deemed to have complied with the requirements of clause (iii) of this paragraph with respect to any document filed electronically with the Commission.

(c) During such period following the date of the Terms Agreement, as in the opinion of counsel for the Underwriters, a prospectus is required by law to be delivered, but not in any event longer than 40 days from and including the date of the Terms Agreement, the Corporation shall furnish copies of: (i) any amendment to the Registration Statement;
         (ii) the Prospectus or any amendment or supplement thereto; or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document to the Representative and to counsel for the Underwriters prior to filing any of such items with the Commission and shall not file any such item to which the Representative shall reasonably object; provided that despite any such objection but after consultation with the Representative, including the furnishing to the Representative of drafts thereof, the Corporation and the Guarantor may file any report or statement which in the opinion of its counsel it is required to file pursuant to the Exchange Act.

(d) The Corporation shall advise the Representative promptly: (i) when any post-effective amendment to the Registration Statement related to or covering the Underwritten Securities becomes effective; (ii) of any request by the Commission for an amendment or supplement (insofar as the amendment or supplement relates to or covers the Underwritten Securities) to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information related to the Registration Statement (insofar as such information relates to or covers the Underwritten Securities);
         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus; and (iv) of receipt by the Corporation of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation of any proceeding for that purpose. If at any time during the period referred to


                                    Annex A-5
         in Section 7(c) when the Prospectus related to the Underwritten Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations, the Exchange Act or the rules and regulations of the Commission thereunder, the Corporation and/or the Guarantor shall promptly prepare and file with the Commission, subject to Section 7(c), an amendment or supplement that will correct such statement or omission or an amendment or supplement which will effect such compliance.

(e) If, during the period referred to Section 7(c), the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Corporation and/or the Guarantor shall make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(f) As soon as practicable, or in accordance with Rule 158 of the Rules and Regulations, the Guarantor shall make generally available to its security holders and to the Representative an earnings statement (which need not be audited) of the Guarantor and its consolidated subsidiaries that will satisfy the provisions of Section 11 (a) of the Act and Rule 158 thereunder.

(g) The Corporation shall make every reasonable effort to arrange for the qualification of the Underwritten Securities for sale under the laws of such jurisdictions (other than jurisdictions outside the United States) as the Representative may reasonably designate and the Corporation shall pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualifications, to maintain such qualifications in effect during the period referred to in Section 7(c) and to arrange for the determination of the legality of the Underwritten Securities for purchase by institutional investors; provided, however, that the Corporation shall not be required to qualify to do business in any jurisdiction where it is not so qualified at the date of the Terms Agreement or to take any action that would subject it to general or unlimited service of process or to the imposition of any taxes based on, or measured by, all or any part of the income of the Corporation in any jurisdiction where it is not at such date so subject.

(h) If the sale of the Underwritten Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 10 hereof is not satisfied or because of any refusal, inability or failure on the part of the Corporation or the Guarantor to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Corporation or the Guarantor shall reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Securities.


                                    Annex A-6

8.       INDEMNIFICATION

(a) The Corporation and the Guarantor (together, the "Indemnifying Parties") shall jointly and severally indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which they or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus consisting of the Basic Prospectus together with the preliminary prospectus supplement thereto related to the offering of the Underwritten Securities that is used prior to the filing of the Prospectus (the "Preliminary Prospectus") or the Prospectus or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Indemnifying Parties shall reimburse each indemnified party for any reasonable legal and other expenses reasonably incurred by such indemnified party in investigating or defending against any such loss, claim, damage, liability or action; provided that the Indemnifying Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission: (i) made in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to either of the Indemnifying Parties through the Representative by or on behalf of any Underwriter for use in connection with the preparation thereof; or (ii) contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee; provided further, that the Indemnifying Parties shall not be liable for the amount of any settlement of any claim made without their consent, which consent will not be unreasonably withheld; and provided further, that as to any Preliminary Prospectus, this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented (for purposes of this paragraph, the "Final Prospectus"), to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by either of the Indemnifying Parties with Section 7(b). For purposes of the final proviso to the immediately preceding sentence, the term Final Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Final Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written or oral request therefor. The foregoing indemnity is in addition to and not in limitation or duplication of any liability or right that the Indemnifying Parties may otherwise have to an Underwriter or any person who controls an Underwriter.


                                    Annex A-7

(b) Each Underwriter shall indemnify and hold harmless each of the Indemnifying Parties, each of their respective directors, each of their respective officers who signed the Registration Statement and any person who controls either of the Indemnifying Parties within the meaning of the Act or the Exchange Act, to the same extent (including, without limitation, the reimbursement of expenses) as the foregoing indemnity from the Indemnifying Parties to each Underwriter as set forth in the above paragraph, but only with reference to written information furnished to the Indemnifying Parties through the Representative by or on behalf of that Underwriter for use in connection with the preparation of the documents referred to in the foregoing indemnity. The foregoing indemnity is in addition to and not in limitation or duplication of any liability that any Underwriter may otherwise have to the Indemnifying Parties or any of their respective directors, officers or controlling persons.

(c)      Promptly after receipt by an indemnified party under Sections 8(a) or
         (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such paragraph, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any action shall be brought against an indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are likely to be substantial legal defenses available to it and the other indemnified parties which are different from and additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall bear only the reasonable fees and disbursements of separate counsel and shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of Section 8(a), representing the indemnified parties under such paragraph who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
         (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).


                                    Annex A-8

(d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 8(a) or (b) is due in accordance with its terms but is for any reason other than as specified in Section 8(a) held by a court to be unavailable on the grounds of policy or otherwise, the Indemnifying Parties and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including reasonable legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Indemnifying Parties and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount related to the relevant Underwritten Securities bears to the sum of such discount and the purchase price of the relevant Underwritten Securities specified in Schedule I to the Terms Agreement and the Indemnifying Parties are responsible for the balance; provided, however, that: (i) in no case shall any Underwriter (except as may be provided in any applicable agreement among underwriters) be responsible for any amount in excess of the underwriting discount applicable to the Underwritten Securities purchased by such Underwriter hereunder; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this paragraph are several in proportion to their respective underwriting percentages and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act or the Exchange Act shall without duplication have the same rights to contribution as such Underwriter, and each person who controls either of the Indemnifying Parties within the meaning of the Act or the Exchange Act, each officer of either of the Indemnifying Parties who shall have signed the Registration Statement and each director of either of the Indemnifying Parties shall have the same rights to contribution as the Indemnifying Parties, subject in each case to clauses (i) and (ii) of this paragraph. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this paragraph.

9.       TERMINATION OF UNDERWRITERS' OBLIGATIONS

         The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Corporation and the Guarantor prior to the delivery of and payment for the Underwritten Securities, if, during the period beginning on the date of the Terms Agreement to and including the Delivery Date: (i) trading in securities generally on the New York Stock Exchange, Inc. shall have been suspended or limited or minimum prices shall have been established on such Exchange by order of the Commission or any other governmental authority; (ii) a banking moratorium is declared by either United States federal or New York State authorities; or (iii) there shall have occurred any outbreak or material escalation of hostilities the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Underwritten Securities.


                                    Annex A-9

10.      ADDITIONAL CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE UNDERWRITERS

(a) The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy in all material respects on the date of the Terms Agreement and on the Delivery Date of the representations and warranties of the Corporation and the Guarantor contained herein, to performance by the Corporation and the Guarantor in all material respects of each of their obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities.

(b) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the Prospectus shall have been issued and remain in effect and no proceeding for that purpose shall be pending or, to the knowledge of the Corporation, the Guarantor or the Representative, threatened by the Commission.

(c) The Corporation shall have furnished to the Representative, on the Delivery Date, the opinion of Roger A. Schecter, Secretary of the Corporation ("Counsel"), dated the Delivery Date, to the effect that:

         (i) the Corporation has been duly incorporated and is a validly existing corporation under the laws of Delaware, with corporate power and authority to conduct its business as currently conducted and described in the Prospectus;

         (ii) the execution and delivery of the Indenture have been duly authorized, the Indenture has been executed and delivered by the Corporation and is qualified under the Trust Indenture Act and, assuming the requisite corporate capacity and powers of, and the due authorization, execution and delivery by the Guarantor and the Trustee, constitutes a valid and binding agreement of the Corporation enforceable in accordance with its terms;

         (iii) the issue, execution and delivery of the Underwritten Securities have been duly authorized in accordance with the Indenture and the Underwritten Securities have been duly executed and delivered by the Corporation and, assuming authentication by the Trustee, constitute valid and binding obligations of the Corporation enforceable in accordance with their terms;

         (iv) the execution and delivery of the Warrant Agreement have been duly authorized, the Warrant Agreement has been executed and delivered by the Corporation and, assuming the requisite corporate capacity and powers of, and the due authorization, execution and delivery by the warrant agent named in the Warrant Agreement, constitutes a valid and binding agreement of the Corporation enforceable in accordance with its terms;

         (v) the execution and delivery of this Agreement have been duly authorized and the Agreement has been duly executed and delivered by the Corporation;

         (vi) the issue and sale of the Underwritten Securities to the Underwriters pursuant to this Agreement, and the consummation of the other transactions, herein contemplated (a)

                                   Annex A-10
                  do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York (except such as have been obtained or effected under the Act and such as may be required under state securities or blue sky laws), and (b) do not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the certificate of incorporation or bylaws of the Corporation;

         (vii) the Registration Statement is effective under the Act and, to the best of Counsel's knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission; and

         (viii) to the best of Counsel's knowledge, no order directed to any document incorporated by reference in the Prospectus has been issued and remains in effect, or is threatened to be issued, by the Commission.

                  The opinions expressed above will be subject to those assumptions and qualifications reasonably satisfactory to such Counsel including without limitation, with respect to the opinions expressed in Sections 10(c)(ii), (iii) and (iv) above that:

         (x) enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws affecting the enforcement of creditors' rights generally;

         (y) equitable remedies, including the remedies of specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; and

         (z) no opinion is expressed with respect to the enforceability of any provisions relating to indemnity and contribution.

(d) Counsel, in rendering his opinion, may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Corporation and its subsidiaries or public officials. He may also rely upon legal opinions provided to him. In addition, he may rely upon determinations of responsible officers of the Corporation with respect to the verification, characterization and quantification of various assets and liabilities. Furthermore, he may assume without independent investigation: (i) the authenticity of any document or instrument submitted to him as an original, the conformity to the authentic original of any document or instrument submitted to him as a certified, conformed or photographic copy and the genuineness of all signatures on such originals or copies; and (ii) with respect to parties to an agreement other than the Corporation, the due execution and delivery, pursuant to due authorization, of such agreement and that such agreement constitutes a legal, valid and binding agreement of all such parties.

(e) The Guarantor shall have furnished to the Representative, on the Delivery Date, the opinion of Nicholas J. DeRoma, Chief Legal Officer of the Guarantor ("Guarantor's Counsel"), dated the Delivery Date, to the effect that:


                                   Annex A-11

         (i) the Guarantor has been duly incorporated and is a validly existing corporation under the laws of Canada, with corporate power and authority to conduct its business as currently conducted and described in the Prospectus;

         (ii) the execution and delivery of the Indenture have been duly authorized, the Indenture has been executed and delivered by the Guarantor and is qualified under the Trust Indenture Act and, assuming the requisite corporate capacity and powers of, and the due authorization, execution and delivery by the Corporation and the Trustee, constitutes a valid and binding agreement of the Guarantor enforceable in accordance with its terms;

         (iii) the issue, execution and delivery of the Guarantees have been duly authorized in accordance with the Indenture and the Guarantees have been duly executed and delivered by the Guarantor and, assuming authentication of the Underwritten Securities by the Trustee, constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms;

         (iv) the execution and delivery of this Agreement have been duly authorized and the Agreement has been duly executed and delivered by the Guarantor,

         (v) the issue of the Guarantees to the Underwriters pursuant to this Agreement and the consummation of the other transactions therein contemplated (x) do not require (except for the exemption orders of the Director under the Canada Business Corporations Act pursuant to Section 82(3) of such Act and of the Commission des valeurs mobilieres du Quebec pursuant to
                  Section 12 of the Securities Act (Quebec), which orders were granted, and the sending of the Prospectus to the Director under the Canada Business Corporations Act pursuant to Section 193 thereunder, which was effected) the consent, approval or authorization of or filing or registration with, any governmental body or regulatory authority in Canada, and (y) do not conflict with or constitute a breach of or default under the constating documents or bylaws of the Guarantor;

         (vi) the Registration Statement is effective under the Act and, to the best of Guarantor's Counsel's knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the Commission;

         (vii) to the best of Guarantor's Counsel's knowledge, no order directed to any document incorporated by reference in the Prospectus has been issued and remains in effect, or is threatened to be issued, by the Commission; and

         (viii) to the best of Guarantor's Counsel's knowledge, other than as disclosed in the Prospectus, neither the Guarantor nor any of its subsidiaries is involved in any litigation, arbitration or legal proceedings which are material to the Guarantor and its subsidiaries taken as a whole nor is there any such litigation, arbitration or legal proceedings pending or threatened.

                                   Annex A-12

                  The opinions expressed above will be subject to those assumptions and qualifications reasonably satisfactory to such Guarantor's Counsel including without limitation, with respect to the opinions expressed in Sections 10(e)(ii) and (iii) above that:

         (v) enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws affecting the enforcement of creditors' rights generally;

         (w) equitable remedies, including the remedies of specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction;

         (x) the Currency Act (Canada) precludes the courts in Canada from awarding a judgment for an amount expressed in a currency other than Canadian dollars;

         (y) any requirement that "interest", as defined in Section 347 of the Criminal Code (Canada), be paid by the Guarantor at an effective annual rate in excess of 60% is not enforceable, and such requirement may not be severable from the remainder of the document in which it is contained; and

         (z) no opinion is expressed with respect to the enforceability of any provisions relating to indemnity and contribution.

(f) Guarantor's Counsel, in rendering his opinion, may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Guarantor and its subsidiaries or public officials. He may also rely upon legal opinions provided to him. In addition, he may rely upon determinations of responsible officers of the Guarantor with respect to the verification, characterization and quantification of various assets and liabilities. Furthermore, he may assume without independent investigation: (i) the authenticity of any document or instrument submitted to him as an original, the conformity to the authentic original of any document or instrument submitted to him as a certified, conformed or photographic copy and the genuineness of all signatures on such originals or copies; and (ii) with respect to parties to an agreement, other than the Guarantor, the due execution and delivery, pursuant to due authorization, of such agreement and that such agreement constitutes a legal, valid and binding agreement of all such parties.

(g) In addition, Guarantor's Counsel shall advise by letter, based on his participation in the preparation of the Registration Statement and Prospectus (but without independent check or verification of the contents thereof except as specified therein), that:

         (i) the Registration Statement, as of its effective date, and the Prospectus, as of its date and the date of the supplement to the Basic Prospectus (in each case, except for the documents incorporated by reference therein, the financial statements and other financial and statistical data included or incorporated by reference therein and the information included therein under the caption "Plan of Distribution" or "Underwriting", as to which Guarantor's Counsel need express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations; and

                                   Annex A-13

         (ii) no information has come to Guarantor's Counsel's attention that causes him to believe that the Registration Statement (except the financial statements and other financial and statistical data included or incorporated by reference therein and the information included therein under the caption "Plan of Distribution" or "Underwriting", as to which Guarantor's Counsel need express no view), at the time it became effective, or on the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Corporation and the Guarantor shall have furnished to the Representative, as of the date of the Terms Agreement and on the Delivery Date, a letter of Deloitte & Touche LLP or another internationally recognized firm of chartered accountants or certified public accountants, addressed to the Underwriters and dated the Delivery Date, of the type described in the Canadian Institute of Chartered Accountants Handbook, Section 7100, or in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72 and covering such specified financial statement items as may be agreed among the Corporation, the Guarantor and the Representative.

(i) The Representative shall have received, on the Delivery Date, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Guarantees, the Indenture, the Warrant Agreement, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Corporation and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Corporation shall have furnished to the Representative, on the Delivery Date, a certificate of the Corporation, signed by any two of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or any one of the aforesaid officers together with any one of the Secretary, the Controller, the Treasurer, any Assistant Controller, any Assistant Secretary or any Assistant Treasurer, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that:

         (i) the representations and warranties of the Corporation in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Corporation has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Delivery Date; and

         (ii) no stop order suspending the effectiveness of the registration Statement has been issued and remains in effect and no proceedings for that purpose are pending or, to the knowledge of each such person, threatened by the Commission, and no order

                                   Annex A-14
                  directed to any document incorporated by reference in the Prospectus has been issued and remains in effect or, to the knowledge of each such person, is threatened to be issued by the Commission.

(k) The Guarantor shall have furnished to the Representative, on the Delivery Date, a certificate of the Guarantor, signed by any two of the President and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any one of the aforesaid officers together with any one of the Corporate Secretary, the Controller, the Treasurer, any Assistant Controller, any Assistant Secretary or any Assistant Treasurer, dated the Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that:

         (i) the representations and warranties of the Guarantor in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date and the Guarantor has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Delivery Date;

         (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and remains in effect and no proceedings for that purpose are pending or, to the knowledge of each such person, threatened by the Commission, and no order directed to any document incorporated by reference in the Prospectus has been issued and remains in effect or, to the knowledge of each such person, is threatened to be issued by the Commission; and

         (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus.

(l) During the period commencing the date of the Terms Agreement and terminating the Delivery Date, no downgrading shall have occurred in the rating of the Guarantor's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor's debt securities.

11.      SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

         The respective agreements, representations, warranties, indemnities and other statements of the Corporation and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Corporation or the Guarantor or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Underwritten Securities for a period of two years after such delivery.



                                   Annex A-15

12.      NOTICES

         All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or sent by electronic transfer including telex or facsimile and confirmed to the Representative first named in the Terms Agreement, or, if sent to the Corporation or the Guarantor, will be mailed, delivered or sent by electronic transfer including telex or facsimile and confirmed to it at, in the case of the Corporation, Nortel Networks Capital Corporation, Nortel Networks Plaza, 200 Athens Way, Nashville, Tennessee 37228-1397, Attention: Secretary (facsimile number (615) 432-4067) and, in the case of the Guarantor, Nortel Networks Limited, 8200 Dixie Road, Suite 100, Brampton, Ontario, L6T 5P6, Canada,
Attention: Corporate Secretary (facsimile number (905) 863-8423).

13.      SUCCESSORS

         This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person shall have any right or obligation hereunder.

14.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.      APPLICABLE LAW

         This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario, Canada, except that Sections 2, 7 and 8 will be governed by and construed in accordance with the laws of the State of New York, United States.


                                   Annex A-16